Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR

FINANCIAL AND OPERATING RESULTS; ANNOUNCES QUARTERLY DIVIDEND

Increased diluted earnings per share in the fourth quarter of 2016 to $0.04 from a loss per share of

$1.38 in the prior year quarter

Increased diluted earnings per share in 2016 to $1.92 from a loss per share of $0.82 in 2015

Initiated a quarterly dividend program to further drive shareholder value

Las Vegas, Nevada, February 16, 2017 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter and full year ended December 31, 2016 and announced a quarterly dividend.

“In 2016, MGM Resorts produced diluted earnings per share of $1.92 and delivered the best same-store domestic Adjusted Property EBITDA and Adjusted Property EBITDA margins in nine years. The achievement of key financial and strategic milestones demonstrates our continued focus on driving profitability and shareholder value, strengthening our balance sheet, and further positioning MGM Resorts as a leading entertainment and destination-resort company,” said Jim Murren, Chairman & CEO of MGM Resorts. “We are excited about the outlook for 2017, including the full year contributions from MGM National Harbor and Borgata, the continued favorable Las Vegas dynamics supported by our investments including T-Mobile Arena and the Park Theater, the opening of MGM Cotai in Macau, and our persistent drive for continuous improvement throughout all aspects of our Company.”

MGM Resorts Dividend:

The Company’s Board of Directors approved a quarterly dividend on February 15, 2017. The dividend of $0.11 per share will be payable on March 15, 2017 to stockholders of record at the close of business on March 10, 2017, and will equate to approximately $63 million in aggregate.

Mr. Murren continued, “The initiation of a quarterly dividend reinforces the Company’s commitment to executing on our disciplined, long term strategy of maximizing value for our shareholders while demonstrating confidence in our ability to continue growing the business and maintaining a strong balance sheet.”

Fourth Quarter 2016 Financial Highlights:

•

Diluted earnings per share for the fourth quarter of 2016 of $0.04, compared to diluted loss per share of $1.38 in the prior year quarter which included a $1.5 billion, or $1.33 per share, non-cash goodwill impairment charge related to the 2011 MGM China acquisition;

•

Net revenues of $1.8 billion at the Company’s domestic resorts, a 17% increase over the prior year quarter, and a 2% increase on a same-store basis, excluding contributions from Borgata which the Company began consolidating in August 2016, MGM National Harbor which opened in December of 2016, and Circus Circus Reno, which the Company sold in 2015;

•	REVPAR(1) growth of 3% over the prior year quarter at the Company’s Las Vegas Strip resorts;
•	Operating income of $312 million at the Company’s domestic resorts;
•	Net income attributable to MGM Resorts of $25 million, compared to a net loss attributable to MGM Resorts of $781 million in the prior year quarter;
•	Adjusted Property EBITDA(2) of $493 million at the Company’s domestic resorts, a 14% increase over the prior year quarter and a 1% increase on a same-store basis;

•

Profit Growth Plan contribution of approximately $30 million of year over year Adjusted Property EBITDA growth to domestic resorts and approximately $1 million of Adjusted EBITDA growth from the Company’s 50% share of CityCenter, which resulted in cumulative fourth quarter contributions of $68 million and $6 million, respectively, since the start of the plan;

•	Same-store operating margin of 19.5% in the current quarter at the Company’s domestic resorts compared to 19.7% in the prior year quarter;
•	Same-store Adjusted Property EBITDA margin of 27.5% at the Company’s domestic resorts, for both current and prior year quarters; and
•

MGM China operating income of $72 million compared to an operating loss of $1.4 billion in the prior year quarter, which included the $1.5 billion non-cash goodwill impairment charge, and a 5% increase in MGM China’s Adjusted EBITDA compared to the prior year quarter.

Full Year 2016 Financial Highlights:

•	Consolidated net revenues of $9.5 billion and domestic resorts net revenues of $7.1 billion, a 9% increase over the prior year and a 4% increase on a same-store basis;
•	REVPAR growth of 6% over the prior year at the Company’s Las Vegas Strip resorts;
•	Operating income of $1.4 billion at the Company’s domestic resorts;
•	Net income attributable to MGM Resorts of $1.1 billion, compared to a net loss attributable to MGM Resorts of $448 million in the prior year;
•	Adjusted Property EBITDA of $2.1 billion at the Company’s domestic resorts, a 22% increase over the prior year and a 17% increase on a same-store basis;
•	Bellagio produced all-time records in net revenues, Adjusted Property EBITDA and Adjusted Property EBITDA margins;
•

Profit Growth Plan contribution of approximately $244 million of year over year Adjusted Property EBITDA growth to domestic resorts and approximately $22 million of Adjusted EBITDA growth from the Company’s 50% share of CityCenter, which resulted in cumulative contributions of $315 million and $30 million, respectively, since the start of the plan; and

•	Same-store Adjusted Property EBITDA margin of 29.6% at the Company’s domestic resorts, a 336 basis point increase compared to the prior year.

2016 Strategic Highlights:

•

Successful creation and $1.2 billion initial public offering of MGM Growth Properties LLC (“MGP”), a premier triple net lease REIT, which priced at the high end of the filing range and has since achieved material share price appreciation, underscoring the significant value in the Company’s real estate assets;

•	CityCenter’s sale of The Shops at Crystals for $1.1 billion resulting in a $540 million distribution to MGM Resorts;
•	Opening of new entertainment venues on the Las Vegas Strip with the T-Mobile Arena and Park Theater;
•	Increasing Profit Growth Plan target by 33% to $400 million;
•	Acquisition of Borgata and the subsequent contribution of the real property to MGP;
•	Increase in MGM China ownership to approximately 56%;
•	Opening of the highly anticipated MGM National Harbor in Maryland; and
•	Continued focus on balance sheet enhancement resulting in rating agencies upgrades.

Certain Items Affecting Fourth Quarter Results

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended December 31,	2016	2015

Preopening and start-up expenses	$(0.07)	$(0.02)
Property transactions, net:
Gain on sale of Circus Circus Reno and Silver Legacy	—	0.03
Grand Victoria investment impairment	—	(0.02)
Other property transactions, net	(0.01)	(0.03)
MGM China goodwill impairment	—	(1.33)
Income (loss) from unconsolidated affiliates:
Gain on the sale of Crystals	0.01	—

Domestic Resorts

Casino revenue for the fourth quarter of 2016 increased 33% compared to the prior year quarter, due primarily to the acquisition of Borgata Hotel Casino and Spa (“Borgata”), the MGM National Harbor opening on December 8, 2016, and an increase in both table games and slots revenue. Casino revenue increased 3% on a same-store basis compared to the prior year quarter. Same-store table games hold percentage in the fourth quarter of 2016 was 22.5% compared to 20.0% in the prior year quarter. Slots revenue increased 3% on a same-store basis compared to the prior year quarter.

Rooms revenue increased 10% compared to the prior year quarter. On a same-store basis, rooms revenue increased 4% compared to the prior year quarter. Las Vegas Strip REVPAR increased 3%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2016	2015

Occupancy %	89%	89%
Average Daily Rate (ADR)	$157	$ 152
Revenue per Available Room (REVPAR)	$140	$ 136

Operating income at the Company’s domestic resorts was $312 million for the fourth quarter of 2016 compared to $308 million in the prior year quarter. Domestic resorts Adjusted Property EBITDA increased 14% to $493 million in the fourth quarter of 2016 and was positively impacted by approximately $30 million of Adjusted Property EBITDA growth generated from the Company’s Profit Growth Plan initiatives as well as $45 million of Adjusted Property EBITDA resulting from the Borgata transaction and $10 million of Adjusted Property EBITDA resulting from the December 2016 opening of MGM National Harbor. Same-store Adjusted Property EBITDA increased 1% compared to the prior year quarter.

The Company’s domestic resorts were impacted by a lower number of convention room nights compared to the prior year quarter, primarily driven by the October holiday calendar shift as well as the rotation and timing of certain conventions. The reduced convention room nights were replaced primarily with casino room nights, which benefitted our table games and slots business and was offset by lower catering and banquets and production services.

Mr. Murren added, “In the fourth quarter of 2016, we drove growth in REVPAR and EBITDA despite a record convention business fourth quarter in the prior year. Our convention business this year resulted in the second highest fourth quarter in the Company’s history, and we also successfully leveraged our database and delivered new entertainment offerings to drive customers to our resorts. We continue to invest in our business and remain encouraged by the opportunities we see in 2017. We expect to achieve Las Vegas Strip REVPAR growth of 7% in the first quarter of 2017.”

Corporate Expense

Corporate expense was $72 million in the fourth quarter of 2016, a decrease of $19 million compared to the prior year quarter. The current quarter included $3 million related to Profit Growth Plan implementation costs. The prior year quarter included costs incurred to implement initiatives related to the Profit Growth Plan and costs associated with the initial public offering of MGP totaling $22 million.

MGM China

On February 16, 2017, as part of its regular dividend policy, the Board of Directors of MGM China Holdings Limited (“MGM China”) announced it will recommend a final dividend for 2016 of $78 million to MGM China shareholders subject to approval at the MGM China 2017 annual shareholders meeting to be held in May, bringing the total 2016 dividend to $137 million including the interim dividend paid in August of 2016. If approved, MGM Resorts International will receive its 56% share or $44 million, of which $4 million will be paid to Grand Paradise Macau under the $50 million deferred cash payment arrangement related to the Company’s acquisition of the additional 4.95% of MGM China shares in August of 2016.

Key fourth quarter results for MGM China include:

•	Net revenues of $500 million, a $1 million increase compared to the prior year quarter;
•	Main floor table games revenue decreased 2% compared to the prior year quarter;
•

VIP table games revenue increased 7% due to an increase in hold percentage to 3.7% in the current year quarter, compared to 3.0% in the prior year quarter, partially offset by a decrease in turnover of 16% compared to the prior year quarter;

•

Operating income was $72 million compared to an operating loss of $1.4 billion in the prior year quarter, which included the $1.5 billion non-cash impairment charge on goodwill recognized for the 2011 MGM China acquisition;

•	Adjusted EBITDA increased 5% to $138 million, compared to $131 million in the prior year quarter, including $9 million of license fee expense in both the current and prior year quarters; and
•	Operating margin was 14.4% in the current year quarter, and Adjusted EBITDA margin was 27.5% an increase of 127 basis points compared to the prior year quarter.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended December 31,	2016	2015

	(In thousands)
CityCenter	$25,804	$19,331
Borgata	—	16,230
Other	6,224	4,691

	$32,028	$40,252

Our share of CityCenter Holdings, LLC (“CityCenter”) operating results for the fourth quarter of 2016, including certain basis difference adjustments, was $26 million. Our share of CityCenter’s operating income in the prior year quarter was negatively impacted by $10 million due to accelerated depreciation associated with the April 2016 closure of the Zarkana theatre.

Results for CityCenter for the fourth quarter of 2016 include the following (see schedules accompanying this release for further detail on CityCenter’s fourth quarter results):

•

Net revenues from resort operations were $301 million, a 2% decrease compared to the prior year quarter, primarily due to a decrease in entertainment revenue as the Zarkana show closed on April 30, 2016 and a decrease in casino revenue;

•	Operating income from resorts operations was $27 million, compared to $13 million in the prior year quarter which included $20 million of accelerated depreciation as discussed above;
•

Adjusted EBITDA from resort operations was $91 million, a 5% decrease compared to the prior year quarter, primarily due to a decrease in entertainment revenue related to the April 2016 Zarkana show closure and a decrease in casino revenue;

•	Aria’s table games volume decreased 11% and table games hold percentage was 29.2%, compared to 26.8% in the prior year quarter;
•	REVPAR at Aria increased 3% to $218 compared to the prior year quarter; and
•	Vdara reported REVPAR of $182 in the current year quarter, and Adjusted EBITDA increased 22% to $9 million compared to the prior year quarter.

On August 1, 2016 the Company completed the previously announced acquisition of Boyd Gaming Corporation’s interest in Borgata. The acquisition closed on August 1, 2016, at which time the entity operating Borgata became a consolidated subsidiary of the Company and the real estate assets associated with Borgata were contributed to MGP. Prior to the acquisition, the Company held a 50% interest in Borgata, which was accounted for under the equity method.

MGM Growth Properties

During the fourth quarter of 2016, the Company made rent payments to MGP in the amount of $163 million and received distributions of $72 million from MGM Growth Properties Operating Partnership LP (the “Operating Partnership”). On December 15, 2016, MGP’s Board of Directors declared a quarterly dividend of $0.3875 per Class A share totaling $22 million, which was paid on January 16, 2017 to holders of record on December 30, 2016. The Company concurrently received a $72 million distribution attributable to its ownership of units in the Operating Partnership.

Full Year 2016 Results

Consolidated net revenue for 2016 was $9.5 billion, a 3% increase over 2015. Consolidated operating income was $2.1 billion, including a $430 million gain recognized on the Borgata acquisition and a $401 million gain related to the sale of Crystals, compared to an operating loss of $156 million in the prior year, which included the $1.5 billion non-cash goodwill impairment charge related to the 2011 MGM China acquisition. Net income attributable to MGM Resorts was $1.1 billion compared to a net loss of $448 million in the prior year. Adjusted EBITDA increased 25% compared to the prior year to $2.8 billion.

Net revenue from domestic resorts was $7.1 billion, a 9% increase over the prior year and operating income from domestic resorts was $1.4 billion a 13% increase over the prior year. Domestic resorts Adjusted Property EBITDA increased 22% to $2.1 billion for 2016 and was positively impacted by approximately $244 million of Adjusted Property EBITDA growth generated from the Company’s Profit Growth Plan initiatives as well as $81 million of Adjusted Property EBITDA resulting from the Borgata transaction and $10 million of Adjusted Property EBITDA resulting from the December 2016 opening of MGM National Harbor. Same-store Adjusted Property EBITDA increased 17% compared to the prior year.

MGM China net revenue was $1.9 billion for 2016, a 13% decrease from 2015. MGM China operating income was $255 million compared to an operating loss of $1.2 billion in the prior year, which included the $1.5 billion non-cash goodwill impairment charge described above. MGM China Adjusted EBITDA was $521 million compared to $540 million in the prior year.

CityCenter reported net revenues of $1.2 billion from resort operations, a 3% increase compared to the prior year. Operating income from resort operations was $7 million and included $26 million of NV Energy exit expense and $82 million of accelerated depreciation associated with the April 2016 closure of the Zarkana theatre, compared to operating income of $48 million in the prior year, which included $20 million of accelerated depreciation associated with the Zarkana theatre closure. Adjusted EBITDA related to resort operations was a record $353 million compared to $305 million in the prior year and was positively impacted by approximately $45 million of Adjusted EBITDA growth generated from the Company’s Profit Growth Plan initiatives.

During the year ended December 31, 2016, the Company made rent payments to MGP in the amount of $418 million. During the full year 2016 the Company received $113 million of distributions attributable to its ownership of units in the Operating Partnership.

Diluted earnings per share was $1.92 in the current year compared to loss per share of $0.82 in 2015. The following table lists items that affect the comparability of the current year and prior year annual results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2016	2015

NV Energy exit expense	$(0.18)	$—
Preopening and start-up expenses	(0.15)	(0.08)
Property transactions, net:
Gain on sale of Circus Circus Reno and Silver Legacy	—	0.03
Grand Victoria investment impairment	—	(0.02)
Other property transactions, net	(0.02)	(0.05)
MGM China goodwill impairment	—	(1.38)
Gain on Borgata transaction	0.61	—
Income (loss) from unconsolidated affiliates:
Gain on the sale of Crystals	0.56	—
CityCenter NV Energy exit expense	(0.02)	—
Harmon-related property transactions, net	—	0.10
Non-operating expense:
Loss on retirement of long-term debt	(0.10)	—

The current year results included income tax benefit of $204 million attributable to a decrease in valuation allowance on foreign tax credit carryovers resulting from changes in assumptions impacting the assessment of realizability of such carryovers and income tax expense of $36 million attributable to the remeasurement of Macau deferred tax liabilities resulting from a change in assumption concerning renewal of the exemption from the Macau complementary tax on gaming profits.

Financial Position

The Company’s cash balance at December 31, 2016 was $1.4 billion, which included $454 million at MGM China and $360 million at MGP. At December 31, 2016, the Company had $13.1 billion of principal amount of indebtedness outstanding, including $250 million outstanding under its $1.5 billion senior secured credit facility, $2.1 billion outstanding under the $2.7 billion Operating Partnership senior credit facility, $1.9 billion outstanding under the $3 billion MGM China credit facility, and $450 million outstanding under the $525 million MGM National Harbor credit facility.

“We have taken significant steps over the past year to prudently pursue strategic opportunities while enhancing our capital structure, addressing near term maturities and strengthening the financial position of our Company,” said Dan D’Arrigo, Executive Vice President and Chief Financial Officer of MGM Resorts. “We continue to focus on maximizing our cash flows to support our balanced approach to capital allocation including our quarterly dividend and targeted growth opportunities while remaining committed to returning MGM Resorts to investment grade.”

Conference Call Details

MGM Resorts will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 6980101. A replay of the call will be available through Thursday, February 23, 2017. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10099047. The call will be archived at www.mgmresorts.com. In addition, MGM Resorts will post supplemental slides today on its website at www.mgmresorts.investorroom.com for reference during the earnings call.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, NV Energy exit expense, goodwill impairment charges, gain on Borgata transaction, and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts and MGP stock option plans, which are not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. “Same-store Adjusted Property EBITDA” is Adjusted Property EBITDA related to operating resorts which were consolidated by the Company for both the entire current and prior year periods presented. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA, Adjusted Property EBITDA, and Same-store Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA and Same-store Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA should not be construed as alternatives to operating income or net income, as indicators of our performance; or as alternatives to cash flows from operating activities, as measures of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA information may calculate Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA in a different manner.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA and Same-store Adjusted Property EBITDA are included in the financial schedules in this release.

*    *    *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company opened MGM National Harbor in Maryland on December 8, 2016, and is in the process of developing MGM Springfield in Massachusetts. MGM Resorts controls and holds a 76 percent economic interest in the operating partnership of MGM Growth Properties LLC (NYSE: MGP), a premier triple-net lease real estate investment trust engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. The Company also owns 56 percent of MGM China Holdings Limited (SEHK: 2282), which owns MGM MACAU and is developing MGM COTAI, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. MGM Resorts is named among FORTUNE® Magazine’s 2016 list of World’s Most Admired Companies®. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results and the Company’s financial outlook (including REVPAR guidance), the payment of any future cash dividends on the Company’s common stock (which dividends will be subject to the discretion of the Company’s Board of Directors taking into account any factors it deems relevant), its ability to generate future cash flow growth and to execute on future development and other projects and the Company’s ability to execute its strategic plan and improve its financial flexibility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	GORDON ABSHER
Executive Director of Investor Relations	Vice President of Corporate Communications
(702) 693-8711 or cpark@mgmresorts.com	(702) 692-6767 or gabsher@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Revenues:
Casino	$1,366,903	$1,146,765	$4,936,490	$4,842,836
Rooms	505,120	460,778	2,023,841	1,876,733
Food and beverage	401,373	370,880	1,639,910	1,575,496
Entertainment	137,103	137,293	517,433	539,318
Retail	49,711	47,897	200,340	201,688
Other	133,413	115,980	533,528	506,934
Reimbursed costs	95,992	95,936	397,152	398,836

	2,689,615	2,375,529	10,248,694	9,941,841
Less: Promotional allowances	(228,795)	(183,656)	(793,571)	(751,773)

	2,460,820	2,191,873	9,455,123	9,190,068

Expenses:
Casino	761,280	661,948	2,718,483	2,882,752
Rooms	141,115	139,910	576,426	564,094
Food and beverage	230,947	216,357	943,803	917,993
Entertainment	112,078	101,410	411,657	410,284
Retail	23,737	23,643	96,928	102,904
Other	90,314	80,355	351,215	348,513
Reimbursed costs	95,992	95,936	397,152	398,836
General and administrative	376,717	306,728	1,378,617	1,309,104
Corporate expense	71,941	90,574	312,774	274,551
NV Energy exit expense	-	-	139,335	-
Preopening and start-up expenses	61,631	21,057	140,075	71,327
Property transactions, net	12,361	23,286	17,078	35,951
Goodwill impairment	-	1,467,991	-	1,467,991
Gain on Borgata transaction	(340)	-	(430,118)	-
Depreciation and amortization	233,052	200,164	849,527	819,883

	2,210,825	3,429,359	7,902,952	9,604,183

Income from unconsolidated affiliates	32,028	40,252	527,616	257,883

Operating income (loss)	282,023	(1,197,234)	2,079,787	(156,232)

Non-operating income (expense):
Interest expense, net of amounts capitalized	(161,704)	(186,291)	(694,773)	(797,579)
Non-operating items from unconsolidated affiliates	(7,910)	(16,717)	(53,139)	(76,462)
Other, net	(4,983)	(3,279)	(72,698)	(15,970)

	(174,597)	(206,287)	(820,610)	(890,011)

Income (loss) before income taxes	107,426	(1,403,521)	1,259,177	(1,046,243)
Benefit (provision) for income taxes	(37,504)	(69,976)	(22,299)	6,594

Net income (loss)	69,922	(1,473,497)	1,236,878	(1,039,649)
Less: Net (income) loss attributable to noncontrolling interests	(45,253)	692,043	(135,438)	591,929

Net income (loss) attributable to MGM Resorts International	$24,669	$(781,454)	$1,101,440	$(447,720)

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$0.04	$(1.38)	$1.94	$(0.82)

Weighted average shares outstanding	573,833	564,398	568,134	542,873

Diluted:
Net income (loss) attributable to MGM Resorts International	$0.04	$(1.38)	$1.92	$(0.82)

Weighted average shares outstanding	579,176	564,398	573,317	542,873

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,446,581	$1,670,312
Accounts receivable, net	542,924	480,559
Inventories	97,733	104,200
Income tax receivable	-	15,993
Prepaid expenses and other	142,349	137,685

Total current assets	2,229,587	2,408,749

Property and equipment, net	18,425,023	15,371,795

Other assets:
Investments in and advances to unconsolidated affiliates	1,220,443	1,491,497
Goodwill	1,817,119	1,430,767
Other intangible assets, net	4,087,706	4,164,781
Other long-term assets, net	393,423	347,589

Total other assets	7,518,691	7,434,634

	$28,173,301	$25,215,178

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$250,477	$182,031
Construction payable	270,361	250,120
Income taxes payable	10,654	-
Current portion of long-term debt	8,375	328,442
Accrued interest on long-term debt	159,028	165,914
Other accrued liabilities	1,594,526	1,311,444

Total current liabilities	2,293,421	2,237,951

Deferred income taxes, net	2,551,228	2,680,576
Long-term debt	12,979,220	12,368,311
Other long-term obligations	325,981	157,663
Redeemable noncontrolling interest	54,139	6,250
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 574,123,706 and 564,838,893 shares	5,741	5,648
Capital in excess of par value	5,653,575	5,655,886
Retained earnings (accumulated deficit)	545,811	(555,629)
Accumulated other comprehensive income	15,053	14,022

Total MGM Resorts International stockholders’ equity	6,220,180	5,119,927
Noncontrolling interests	3,749,132	2,644,500

Total stockholders’ equity	9,969,312	7,764,427

	$28,173,301	$25,215,178

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Bellagio	$333,123	$311,893	$1,338,626	$1,236,248
MGM Grand Las Vegas	262,911	283,086	1,122,380	1,138,469
Mandalay Bay	199,006	205,134	934,110	906,243
The Mirage	137,487	128,095	586,745	568,607
Luxor	99,466	94,351	391,634	372,426
New York-New York	86,432	78,514	336,150	308,319
Excalibur	75,605	71,571	309,551	289,324
Monte Carlo	67,338	69,954	280,835	290,240
Circus Circus Las Vegas	60,607	55,347	248,313	232,844
MGM Grand Detroit	140,945	144,266	564,976	547,399
Beau Rivage	90,600	87,870	377,396	367,587
Gold Strike Tunica	39,369	38,990	163,535	160,863
Borgata (1)	197,456	-	348,462	-
National Harbor (2)	53,005	-	53,005	-
Other resort operations (3)	-	8,727	-	78,792

Domestic resorts	1,843,350	1,577,798	7,055,718	6,497,361

MGM China	499,685	498,784	1,920,487	2,214,767
Management and other operations	117,785	115,291	478,918	477,940

	$2,460,820	$2,191,873	$9,455,123	$9,190,068

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Bellagio	$118,280	$106,588	$479,259	$395,385
MGM Grand Las Vegas	69,538	80,228	330,681	280,266
Mandalay Bay	34,988	38,729	235,609	203,474
The Mirage	27,183	16,674	139,427	112,475
Luxor	27,062	24,847	108,192	87,169
New York-New York	30,074	29,417	121,729	106,457
Excalibur	25,618	22,649	101,525	82,247
Monte Carlo	16,978	22,224	78,862	85,962
Circus Circus Las Vegas	15,754	11,677	61,989	43,245
MGM Grand Detroit	43,558	45,256	171,414	154,979
Beau Rivage	17,635	22,059	93,762	88,843
Gold Strike Tunica	11,378	11,879	49,690	46,023
Borgata (1)	45,182	-	81,281	-
National Harbor (2)	9,596	-	9,596	-
Other resort operations (3)	-	(1,492)	-	3,441

Domestic resorts	492,824	430,735	2,063,016	1,689,966

MGM China	137,549	130,983	520,736	539,881
Unconsolidated resorts (4)	32,028	40,252	527,616	257,883
Management and other operations	3,212	7,616	13,000	37,419

	$665,613	$609,586	$3,124,368	$2,525,149

(1) For the twelve months ended December 31, 2016, represents net revenues and Adjusted Property EBITDA of Borgata for the period from August 1, 2016 (the first day of the Company’s full ownership) through December 31, 2016

(2) Represents net revenues and Adjusted Property EBITDA of National Harbor for the month ended December 31, 2016 only

(3) Sold in 2015

(4) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company’s share of Borgata results for the three and twelve month periods ended December 31, 2015 and the seven months ended July 31, 2016

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata transaction	Depreciation and amortization	Adjusted EBITDA
Bellagio	$95,485	$-	$-	$207	$22,588	$118,280
MGM Grand Las Vegas	50,521	-	82	596	18,339	69,538
Mandalay Bay	12,077	-	-	422	22,489	34,988
The Mirage	16,736	-	-	441	10,006	27,183
Luxor	17,780	-	-	184	9,098	27,062
New York-New York	24,693	-	2	31	5,348	30,074
Excalibur	20,809	-	-	818	3,991	25,618
Monte Carlo	3,083	-	1,421	925	11,549	16,978
Circus Circus Las Vegas	10,305	-	-	582	4,867	15,754
MGM Grand Detroit	37,836	-	-	(59)	5,781	43,558
Beau Rivage	11,582	-	-	(113)	6,166	17,635
Gold Strike Tunica	8,939	-	-	(36)	2,475	11,378
Borgata	15,786	-	39	8,573	20,784	45,182
National Harbor (1)	(13,626)	-	17,986	-	5,236	9,596
Other resort operations (2)	-	-	-	-	-	-

Domestic resorts	312,006	-	19,530	12,571	148,717	492,824

MGM China	72,055	-	7,102	(339)	58,731	137,549
Unconsolidated resorts	32,028	-	-	-	-	32,028
Management and other operations	1,055	-	-	29	2,128	3,212

	417,144	-	26,632	12,261	209,576	665,613

Stock compensation	(13,525)	-	-	-	-	(13,525)
Corporate	(121,596)	-	34,999	(240)	23,476	(63,361)

	$282,023	$-	$61,631	$12,021	$233,052	$588,727

Three Months Ended December 31, 2015
	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and goodwill impairment	Depreciation and amortization	Adjusted EBITDA
Bellagio	$83,761	$-	$-	$748	$22,079	$106,588
MGM Grand Las Vegas	62,391	-	-	11	17,826	80,228
Mandalay Bay	16,078	-	-	937	21,714	38,729
The Mirage	6,099	-	65	427	10,083	16,674
Luxor	15,376	-	-	6	9,465	24,847
New York-New York	20,686	-	-	3,789	4,942	29,417
Excalibur	19,031	-	-	(17)	3,635	22,649
Monte Carlo	14,305	-	(2)	1,620	6,301	22,224
Circus Circus Las Vegas	7,723	-	(1)	12	3,943	11,677
MGM Grand Detroit	39,217	-	-	(36)	6,075	45,256
Beau Rivage	15,396	-	-	(12)	6,675	22,059
Gold Strike Tunica	9,082	-	-	207	2,590	11,879
Other resort operations	(1,492)	-	-	-	-	(1,492)

Domestic resorts	307,653	-	62	7,692	115,328	430,735

MGM China	(1,405,182)	-	3,531	1,471,160	61,474	130,983
Unconsolidated resorts (3)	39,190	-	1,062	-	-	40,252
Management and other operations	5,291	-	337	1	1,987	7,616

	(1,053,048)	-	4,992	1,478,853	178,789	609,586

Stock compensation	(9,845)	-	-	-	-	(9,845)
Corporate	(134,341)	-	16,065	12,424	21,375	(84,477)

	$(1,197,234)	$-	$21,057	$1,491,277	$200,164	$515,264

(1) Represents operating results of National Harbor for the month ended December 31, 2016

(2) Sold in 2015

(3) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company’s share of Borgata results for the three months ended December 31, 2015

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata transaction	Depreciation and amortization	Adjusted EBITDA
Bellagio	$366,543	$23,815	$-	$118	$88,783	$479,259
MGM Grand Las Vegas	231,327	25,365	82	1,719	72,188	330,681
Mandalay Bay	114,202	29,123	252	2,377	89,655	235,609
The Mirage	85,300	13,813	-	44	40,270	139,427
Luxor	57,653	11,594	1,625	708	36,612	108,192
New York-New York	93,169	7,439	479	210	20,432	121,729
Excalibur	71,885	9,083	-	4,405	16,152	101,525
Monte Carlo	33,291	8,409	1,929	1,131	34,102	78,862
Circus Circus Las Vegas	33,516	10,694	-	816	16,963	61,989
MGM Grand Detroit	147,865	-	-	(59)	23,608	171,414
Beau Rivage	68,054	-	-	(172)	25,880	93,762
Gold Strike Tunica	39,831	-	-	67	9,792	49,690
Borgata (1)	38,616	-	90	8,652	33,923	81,281
National Harbor (2)	(13,626)	-	17,986	-	5,236	9,596
Other resort operations (3)	-	-	-	-	-	-

Domestic resorts	1,367,626	139,335	22,443	20,016	513,596	2,063,016

MGM China	255,264	-	27,848	(216)	237,840	520,736
Unconsolidated resorts (4)	524,448	-	3,168	-	-	527,616
Management and other operations	4,316	-	1,150	29	7,505	13,000

	2,151,654	139,335	54,609	19,829	758,941	3,124,368

Stock compensation	(44,957)	-	-	-	-	(44,957)
Corporate	(26,910)	-	85,466	(432,869)	90,586	(283,727)

	$2,079,787	$139,335	$140,075	$(413,040)	$849,527	$2,795,684

Twelve Months Ended December 31, 2015

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and goodwill impairment	Depreciation and amortization	Adjusted EBITDA
Bellagio	$303,858	$-	$-	$1,085	$90,442	$395,385
MGM Grand Las Vegas	206,896	-	-	110	73,260	280,266
Mandalay Bay	120,142	-	-	3,599	79,733	203,474
The Mirage	66,069	-	115	1,729	44,562	112,475
Luxor	49,369	-	(2)	94	37,708	87,169
New York-New York	81,618	-	(74)	4,931	19,982	106,457
Excalibur	67,545	-	-	111	14,591	82,247
Monte Carlo	55,594	-	-	3,219	27,149	85,962
Circus Circus Las Vegas	27,305	-	280	21	15,639	43,245
MGM Grand Detroit	131,016	-	-	(36)	23,999	154,979
Beau Rivage	62,613	-	-	(5)	26,235	88,843
Gold Strike Tunica	34,362	-	-	221	11,440	46,023
Other resort operations	2,975	-	-	-	466	3,441

Domestic resorts	1,209,362	-	319	15,079	465,206	1,689,966

MGM China	(1,212,377)	-	13,863	1,472,128	266,267	539,881
Unconsolidated resorts (4)	254,408	-	3,475	-	-	257,883
Management and other operations	27,395	-	1,179	1,080	7,765	37,419

	278,788	-	18,836	1,488,287	739,238	2,525,149

Stock compensation	(32,125)	-	-	-	-	(32,125)
Corporate	(402,895)	-	52,491	15,655	80,645	(254,104)

	$(156,232)	$-	$71,327	$1,503,942	$819,883	$2,238,920

(1) Represents operating results of Borgata for the period from August 1, 2016 (the first day of the Company’s full ownership) through December 31, 2016

(2) Represents operating results of National Harbor for the month ended December 31, 2016

(3) Sold in 2015

(4) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company’s share of Borgata results for the twelve months ended December 31, 2015 and the seven months ended July 31, 2016

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Net income (loss) attributable to MGM Resorts International	$24,669	$(781,454)	$1,101,440	$(447,720)
Plus: Net income (loss) attributable to noncontrolling interests	45,253	(692,043)	135,438	(591,929)

Net income (loss)	69,922	(1,473,497)	1,236,878	(1,039,649)
Provision (benefit) for income taxes	37,504	69,976	22,299	(6,594)

Income (loss) before income taxes	107,426	(1,403,521)	1,259,177	(1,046,243)

Non-operating (income) expense:
Interest expense, net of amounts capitalized	161,704	186,291	694,773	797,579
Other, net	12,893	19,996	125,837	92,432

	174,597	206,287	820,610	890,011

Operating income (loss)	282,023	(1,197,234)	2,079,787	(156,232)
NV Energy exit expense	-	-	139,335	-
Preopening and start-up expenses	61,631	21,057	140,075	71,327
Property transactions, net	12,361	23,286	17,078	35,951
Goodwill impairment	-	1,467,991	-	1,467,991
Gain on Borgata transaction	(340)	-	(430,118)	-
Depreciation and amortization	233,052	200,164	849,527	819,883

Adjusted EBITDA	$588,727	$515,264	$2,795,684	$2,238,920

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF DOMESTIC RESORTS ADJUSTED PROPERTY EBITDA TO DOMESTIC RESORTS SAME-STORE ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Domestic resorts Adjusted Property EBITDA	$492,824	$430,735	$2,063,016	$1,689,966
Adjusted Property EBITDA related to Borgata	(45,182)	-	(81,281)	-
Adjusted Property EBITDA related to National Harbor	(9,596)	-	(9,596)	-
Adjusted Property EBITDA related to other resort operations	-	1,492	-	(3,441)

Domestic resorts same-store Adjusted Property EBITDA	$438,046	$432,227	$1,972,139	$1,686,525

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Bellagio
Occupancy %	91.0%	91.1%	93.5%	93.2%
Average daily rate (ADR)	$278	$270	$275	$262
Revenue per available room (REVPAR)	$253	$246	$257	$244

MGM Grand Las Vegas
Occupancy %	89.8%	89.2%	93.5%	94.1%
ADR	$171	$170	$175	$165
REVPAR	$153	$152	$164	$156

Mandalay Bay
Occupancy %	85.8%	84.9%	91.5%	90.6%
ADR	$199	$201	$209	$203
REVPAR	$170	$171	$192	$184

The Mirage
Occupancy %	92.6%	93.3%	95.1%	94.2%
ADR	$168	$169	$170	$166
REVPAR	$156	$158	$162	$157

Luxor
Occupancy %	90.9%	91.4%	95.3%	94.2%
ADR	$115	$108	$112	$105
REVPAR	$105	$99	$106	$99

New York-New York
Occupancy %	95.1%	94.8%	97.5%	97.6%
ADR	$141	$133	$139	$129
REVPAR	$134	$126	$136	$126

Excalibur
Occupancy %	89.5%	90.0%	93.7%	93.2%
ADR	$100	$92	$97	$88
REVPAR	$89	$83	$91	$82

Monte Carlo
Occupancy %	91.3%	93.5%	96.1%	96.4%
ADR	$129	$122	$126	$119
REVPAR	$118	$114	$121	$115

Circus Circus Las Vegas
Occupancy %	81.6%	80.2%	84.2%	83.8%
ADR	$83	$75	$80	$71
REVPAR	$68	$60	$67	$59

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Aria	$255,682	$263,463	$1,012,259	$990,475
Vdara	28,815	27,515	119,367	111,006
Mandarin Oriental	16,542	15,806	65,763	61,541

Resort operations	301,039	306,784	1,197,389	1,163,022
Residential and other operations	32	3,369	2,676	33,358

	$301,071	$310,153	$1,200,065	$1,196,380

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Net income (loss)	$18,933	$(4)	$348,373	$161,833
Less: Income from discontinued operations	(7,673)	(5,326)	(407,187)	(22,681)

Income (loss) from continuing operations	11,260	(5,330)	(58,814)	139,152

Non-operating (income) expense:
Interest expense, net of amounts capitalized	14,510	18,179	61,032	72,791
Other, net	106	(163)	3,323	(280)

	14,616	18,016	64,355	72,511

Operating income	25,876	12,686	5,541	211,663
NV Energy exit expense	-	-	26,089	-
Property transactions, net	6,468	4,274	4,529	(154,788)
Depreciation and amortization	57,301	78,305	313,787	251,847

Adjusted EBITDA	$89,645	$95,265	$349,946	$308,722

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$25,875	$-	$-	$6,468	$47,178	$79,521
Vdara	2,023	-	-	-	6,996	9,019
Mandarin Oriental	(1,027)	-	-	-	3,127	2,100

Resort operations	26,871	-	-	6,468	57,301	90,640
Residential, administration and other operations	(995)	-	-	-	-	(995)

	$25,876	$-	$-	$6,468	$57,301	$89,645

Three Months Ended December 31, 2015
	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$13,119	$-	$-	$4,271	$68,242	$85,632
Vdara	426	-	-	3	6,974	7,403
Mandarin Oriental	(914)	-	-	-	3,085	2,171

Resort operations	12,631	-	-	4,274	78,301	95,206
Residential, administration and other operations	55	-	-	-	4	59

	$12,686	$-	$-	$4,274	$78,305	$95,265

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$7,920	$23,320	$-	$5,993	$273,465	$310,698
Vdara	6,672	1,676	-	(253)	27,861	35,956
Mandarin Oriental	(7,094)	1,093	-	-	12,461	6,460

Resort operations	7,498	26,089	-	5,740	313,787	353,114
Residential, administration and other operations	(1,957)	-	-	(1,211)	-	(3,168)

	$5,541	$26,089	$-	$4,529	$313,787	$349,946

Twelve Months Ended December 31, 2015

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$54,909	$-	$-	$5,189	$209,356	$269,454
Vdara	(726)	-	-	3	30,389	29,666
Mandarin Oriental	(6,569)	-	-	-	12,254	5,685

Resort operations	47,614	-	-	5,192	251,999	304,805
Residential, administration and other operations	164,049	-	-	(159,980)	(152)	3,917

	$211,663	$-	$-	$(154,788)	$251,847	$308,722

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Aria
Occupancy %	91.2%	90.2%	92.7%	92.3%
ADR	$239	$235	$242	$233
REVPAR	$218	$212	$224	$215

Vdara
Occupancy %	85.5%	86.7%	90.8%	91.7%
ADR	$213	$202	$205	$189
REVPAR	$182	$175	$186	$173